STOCK PURCHASE AGREEMENT BETWEEN FONDELEC ESSENTIAL SERVICES GROWTH FUND, L.P., PEGASUS FUND, L.P. AND THE COMPANY

                           STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT is effective as of November 1, 1997, by and between WIRELESS CABLE & COMMUNICATIONS, INC., a Nevada corporation (the "Company"), on the one hand, and FONDELEC ESSENTIAL SERVICES GROWTH FUND, L.P., a Delaware limited partnership, and PEGASUS FUND, L.P., a New York limited partnership, (collectively the "Investor"), on the other hand; and for the limited purposes of Section 13 hereof, George D'Ambrosio, Lance D'Ambrosio, and Troy D'Ambrosio (the "D'Ambrosios"). The Company and the Investor are referred to collectively herein as the "Parties" and singularly as a "Party."


         WHEREAS, the Company desires to sell the Shares, as set forth on Exhibit "A," to the Investor, and the Investor desires to purchase such Shares from the Company, on the terms and conditions contained herein.


         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.


         1. Definitions. When used in this Agreement, the following terms shall have the meanings set forth in this Section 1:


         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, restraining orders, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.


         "Affiliate" of a Person shall mean any other Person that, directly or indirectly, Controls or is Controlled by that Person, or is Under Common Control With that Person or any such other Person, or succeeds to all or substantially all of the business or assets of such Person. The term "Control" (including, with correlative meaning, the terms "Controlled by" or "Under Common Control With"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person through the ownership of voting securities, by contract or otherwise.

         "Agreement"   means  this  Stock   Purchase   Agreement,   as  amended,
supplemented or otherwise modified from time to time.


         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the reason or catalyst for any specified consequence.


         "Best Efforts" means the taking by a Party of such action as would be in accordance with reasonable commercial practices as applied to the particular matter in question to achieve the result as expeditiously as practicable;
provided, however, that such actions shall not include the incurrence of unreasonable expense.


         "Business" means the business and operations of the Company and its Subsidiaries, as described in the Company's annual report on Form 10-KSB for 1996, as amended, and quarterly reports on Form 10-QSB for the periods ended March 31, 1997, June 30, 1997, and September 30, 1997, as filed with the Securities and Exchange Commission.


         "Channel License" shall mean any license granted by any Local Authority to operate a Channel with respect to the Business. The Channel Licenses are identified on Section 4(e) of Annex I.

         "Channels" means the classes of microwave frequencies licensed by any Local Authority pursuant to the Channel Licenses used for the transmission or delivery of instructional, cultural, educational and/or commercial audio, video or data programming or transmission (including, without limitation, MDS, MVDS, LMDS, Private Cable Channels and/or MMDS services), which Channels are set forth on Section 4(e) of Annex I. "LMDS" means local multi-point distribution service, a transmission service licensed by Local Authority typically using the frequencies of 26 through 31 GHz and rendered on microwave frequencies from a fixed transmitter location simultaneously to multiple receiving facilities or in connection with a low-earth orbiting satellite distribution system for commercial data and/or video and/or audio programming, or any equivalent Local Law domestic transmission service. "MDS" means multi-point distribution service, a transmission service licensed by Local Authority typically using the frequencies of 2.15 through 2.165 GHz and rendered on microwave frequencies from a primary fixed transmitter location simultaneously to multiple receiving facilities and used primarily for the distribution of commercial data, and/or video and/or audio programming, or any equivalent Local Law domestic transmission service. "MMDS" means multi-channel multi-point distribution service, a transmission service licensed by Local Authority typically using the frequencies of 2.5 through 2.7 GHz and rendered on microwave frequencies from a fixed transmitter location simultaneously to multiple receiving facilities, used primarily for the distribution of commercial data, and/or video and/or audio programming and any equivalent Local Law transmission service. "MVDS" means multi-point video distribution service, a transmission service licensed by Local Authority typically using the frequencies of 37.5 through 42.5 GHz and rendered on microwave frequencies from a fixed transmitter location simultaneously to multiple receiving facilities, used primarily for the distribution of commercial data, and/or video and/or audio programming, or any equivalent Local Law domestic transmission service. "Private Cable Channels" means multi-point video distribution services, a transmission service licensed by Local Authority typically using the frequencies of approximately 17.9 through 18.64 GHz and rendered on microwave frequencies from a fixed transmitter location simultaneously to multiple receiving facilities, used primarily for the distribution of commercial data, and/or video and/or audio programming, or any equivalent Local Law transmission service.


         "Closing" has the meaning set forth in Section 2(c).

         "Closing Date" has the meaning set forth in Section 2(c).


         "Common Share Equivalent Basis" means, when calculating a person's percentage ownership of the Company's outstanding securities, the percentage determined assuming the conversion of all securities of the Company other than common shares into shares of common stock based on the conversion rights of such shares or, if none, based on the voting rights of such shares in relation to the Company's common shares.


         "Confidential   Information"  means  any  information   concerning  the
businesses and affairs of a Party that is not already known by or generally available to the public.


         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an employee pension benefit plan, (b) qualified defined contribution retirement plan or arrangement within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any similar Local Law (including any Multiemployer Plan), or (c) any benefit plan within the meaning of ERISA Section 3(1), and any equivalent provision of Local Law, or material fringe benefit plan or program.


         "Environmental, Health, and Safety Laws" means all Local Laws concerning pollution or protection of the environment, public health and safety, or employee and/or workplace health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.


         "Financial Statements" has the meaning set forth in Section 4(g).


         "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

         "Indemnified Party" has the meaning set forth in Section 9(d).


         "Indemnifying Party" has the meaning set forth in Section 9(d).


         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, logos, trade names, and corporate names, together with all translations, adaptations, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, technical data, designs, customer and supplier lists, pricing and cost information, and business and marketing plans), (e) all other proprietary rights, and (f) all copies and tangible embodiments thereof.


         "Knowledge" means actual knowledge after reasonable investigation. With respect to an entity, "Knowledge" means actual knowledge after reasonable investigation by the entity's executive officers and directors, partners or control persons.


         "Liability" means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), whether based on contract, tort or Local Law, including any liability for Taxes.


         "License  Conditions" means, with respect to any Channel License,  that
(a) such license is in full force and effect under Local Law, (b) there are no expired authorizations where the licensee is seeking reinstatement, nor are there any pending term extension requests, (c) where required, the licensee has built facilities pursuant to the licensee's initial authorization, and (d) there are no violations of any Local Law with respect to such Channel License which would have an Adverse Consequence upon the right or ability of the Company or its Subsidiaries to operate thereunder.

         "Local Authority" means any governmental agency, authority, division, or service having authority, control or jurisdiction over a particular matter or event.


         "Local Law" means all applicable statutes, rules, regulations, orders, decrees, codes, rulings, charges, injunctions, codes, judgments and laws of a Local Authority.


         "Material Contracts" means all Channel Licenses, Permits, Leases, agreements, contracts, understandings, instruments, licenses, written or oral, which are related to the continuing conduct and operation of the Business and which, if not available to the Company or its Subsidiaries, would have a material adverse effect upon the ability of the Company to operate the Business in substantially the same manner as it is now conducted.


         "Most Recent Financial Statements" has the meaning set forth in Section 4(g).


         "Most  Recent  Fiscal  Month End" has the  meaning set forth in Section
         4(g).


         "Most  Recent  Fiscal  Year End" has the  meaning  set forth in Section
         4(g).


         "Non-Dilutive Transactions" shall have the meaning ascribed to it by the Stock Purchase Agreement by and between the Company and Petrolera Argentina San Jorge S.A., dated the 1st day of August, 1997.


         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Permits" means all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations (including licenses) issuable by Local Authority, including Channel Licenses, and which, pursuant to Local Law, authorize a Person lawfully to conduct and operate its business as currently conducted and to own, and/or lease and use its assets.


         "Permitted Stock" means the issuance to Petrolera Argentina San Jorge S.A. ("Petrolera") of additional equity securities of the Company pursuant to the terms of that certain Stock Purchase Agreement between the Company and Petrolera dated August 1, 1997 and the Certificate of Contingent Interest delivered in connection therewith.


         "Person" means an individual, corporation, partnership, joint venture, trust, association, unincorporated organization or any other entity or governmental body or subdivision, agency, commission or authority thereof, or any equivalent entity under Local law;


         "Preemptive  Right  Exemptions"  has the  meaning  set forth in Section
         12(a).


         "Purchase Price" has the meaning set forth in Section 2(b).


         "Securities Act" means the United States Securities Act of 1933, as amended.


         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.


         "Shares" means 1,487,067 of the authorized but unissued shares of the common stock of the Company, par value $.01, and 250,049 of the authorized but unissued shares of the Series A Preferred Stock of the Company, par value $.01, to be acquired by Investor hereunder, as set forth on Exhibit "A".

         "Subsidiary" or "Subsidiaries" means the entities described in Section 4(f) of Annex I.


         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and any Local Law equivalent thereof.


         "Third Party Claim" has the meaning set forth in Section 9(d).


         "Updated Financial Statements" has the meaning set forth in Section 8(a)(v).


         2.       Purchase and Sale of Shares


                  (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, Investor agrees to purchase from the Company, and the Company agrees to sell to the Investor, the Shares for the consideration specified in Section 2(b).

                  (b) Purchase Price. Investor agrees to pay and contribute to the Company, at the Closing, U.S. Five Million Two Hundred Forty-Eight Thousand Seven Hundred Ninety-Five ($5,248,795) Dollars (the "Purchase Price") by delivery of cash payable by wire transfer or delivery of other immediately available funds. The investment shall be made as follows:

                  i. Fondelec  Essential  Services  Growth Fund,  L.P. shall pay
         Four  Million  Nine  Hundred   Forty-Eight   Thousand   Seven   Hundred
         Ninety-Five Dollars ($4,948,795);


                  ii. Pegasus Fund, L.P. shall pay Three Hundred Thousand Dollars ($300,000).


                  (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Parsons Behle & Latimer in Salt Lake City, Utah, or at such other location as the Parties determine, commencing at 10:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Company and Investor may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than February 23, 1998.


                  (d) Deliveries at the Closing At the Closing, (i) the Company will deliver to the Investor one or more certificates representing the Shares and the various certificates, instruments, and documents referred to in Section 8(a) below, and (ii) the Investor will deliver to the Company the Purchase Price and the various certificates, instruments, and documents referred to in Section 8(b).


         3. Representations and Warranties of Investor. Investor represents and warrants to the Company that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).


                  (a) Organization of the Investor. Investor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                  (b) Authorization of Transaction. Investor has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized and executed by Investor and constitutes the valid and legally binding obligation of Investor, enforceable in accordance with its terms and conditions. Investor need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Local Authority in order to consummate the transactions contemplated by this Agreement.


                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Investor is subject or any provision of its charter or other organization documents or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Investor is a party or by which it is bound or to which any of its assets is subject and which, if conflicted with, breached, defaulted, accelerated, terminated, modified or canceled, would have a material adverse effect on the ability of Investor to perform hereunder.


                  (d) Brokers' Fees. Investor has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                  (e) Investment  Intent.  Investor  understands that the Shares have not been registered under the Securities Act. Investor is acquiring the Shares without a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. The Shares will constitute "restricted securities" under the Securities Act, and may not be resold without registration under, or the availability of an exemption from, the registration requirements of the Securities Act and similar Local Laws. The Investor represents that it is familiar with Securities and Exchange Commission Rule 144, as presently in effect, and understands the resell limitations imposed thereby and by the Securities Act. Without limiting the representations set forth in this paragraph, the Investor will make no disposition of all or any portion of the Shares unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and, if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition does not require registration under the Securities Act.


                  (f)  Restrictive   Legend.  The  certificate  or  certificates
evidencing the Shares may bear a legend in substantially the following form:


                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED UNLESS THE SAME ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE COMPANY RECEIVES AN OPINION FROM COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED FOR SALE OR TRANSFER OR THAT THE SHARES HAVE BEEN LEGALLY SOLD IN BROKER TRANSACTIONS PURSUANT TO RULE 144 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION PROMULGATED UNDER THE SECURITIES ACT OF 1933.


                  (g) Information. The Investor has had the opportunity to review the Company's Form 10-KSB for the year ended December 31, 1996, as amended, and quarterly reports on Form 10-QSB for the periods ended March 31, 1997, June 30, 1997, and September 30, 1997, as filed with the Securities and Exchange Commission pursuant to the Securities Act, and to ask questions of and receive answers from the Company regarding the Business.

                  (h) Accredited Investor. The Investor is an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act, can bear the risk of its investment in the Shares, and has such knowledge and experience in financial and/or business matters that it is capable of evaluating the merits and risks of an investment in the Shares.


         4. Representations and Warranties Concerning the Company and its Subsidiaries The Company represents and warrants to Investor that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in Annex I attached.


                  (a) Organization, Qualification, and Corporate Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the place of its incorporation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified (i) would not have a material adverse effect on the Company and its Subsidiaries on a consolidated basis, (ii) can be remedied without material expense, and (iii) will not render any Material Contract unenforceable.


                  (b) Authorization of Transaction. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized and executed by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Local Authority in order to consummate the transactions contemplated by this Agreement.

                  (c) Capitalization. The entire authorized capital stock of the
Company consists of 15,000,000 shares of common stock, par value $.01, and 5,000,000 shares of preferred stock, par value $.01, of which 4,250,000 shall have been designated Series A Preferred Shares and 750,000 shall have been designated Series B Preferred Shares. Prior to the issuance of the Shares as contemplated hereby (i) 6,659,018 shares of common stock will be issued and outstanding, (ii) 2,590,627 Series A Preferred Shares will be issued and outstanding; and (iii) 354,825 Series B Preferred Shares will be issued and outstanding. All of the issued and outstanding shares of common stock, Series A Preferred Stock and Series B Preferred Stock of the Company have been duly authorized, are validly issued, fully paid, and are nonassessable, and are held of record by the shareholders in the amounts reflected in Section 4(c) of Annex I hereto. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company or any of its
Subsidiaries to issue, sell, or otherwise cause to become outstanding any additional or other capital stock. Notwithstanding the preceding, the Investor acknowledges that pursuant to the provisions of a Stock Purchase Agreement between the Company and Petrolera Argentina San Jorge, S.A. ("Petrolera"), dated August 1, 1997, the consummation of the transactions contemplated herein shall constitute a Non-Dilutive Transaction and shall obligate the Company to issue to Petrolera the number of Series A Preferred Stock and Common Stock sufficient to provide Petrolera, in the aggregate with its present holdings in the Company, with eighteen percent (18%) of the outstanding capital securities of the Company. Following the issuance of the Series A Preferred Stock and Common Stock to Petrolera pursuant to the Non-Dilutive Transaction requirements, the Company shall be under no further obligation to issue any shares under the non-dilution transaction provisions, other than as otherwise disclosed herein. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any of its Subsidiaries. To the Knowledge of the Company, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company or any of its Subsidiaries. The Shares, when issued, sold and delivered by the Company in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable shares of the capital stock of the Company.

                  (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or any of its Subsidiaries is subject or any provision of the charter or organizational deed of the Company, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Material Contract.


                  (e) Title to Assets. The Company and its Subsidiaries have good and marketable title to, or a valid leasehold or license interests in, the properties and assets used by them or shown on the balance sheet included in the Most Recent Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for Security Interests set forth on
Section 4(e) of Annex I and except for properties and assets disposed of in the Ordinary Course of Business since the date of the balance sheet included as part of the Most Recent Financial Statements. The Channel Licenses held by the Company and its Subsidiaries and those under which it intends to conduct the Business are described on Section 4(e) of Annex I. Those Channel Licenses meet the License Conditions in all material respects. The Company and its Subsidiaries are in substantial compliance with all of their respective material obligations with respect to the Channel Licenses held by them and, to the Knowledge of the Company, no action is pending, threatened or has been recommended by any Local Authority to revoke, suspend, withdraw or terminate any Channel Licenses, and no event has occurred which, upon the giving of notice or lapse of time or otherwise would allow, or could be expected to cause, the revocation, withdrawal, suspension or termination of any Channel Licenses.

                  (f) Subsidiaries. Section 4(f) of Annex I sets forth for each Subsidiary (i) its name, jurisdiction of formation and where qualified, and (ii) its authorized capitalization, the number of outstanding equity securities, the names of the holders thereof, and the number of equity securities held by each such holder.


                  (g) Financial Statements. Attached at Section 4(g) of Annex II are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated and audited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1996 (the "Most Recent Fiscal Year End") for the Company and, (ii) audited consolidated and audited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the seven months ended July 31, 1997 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis (except for the absence of footnotes), present fairly the financial condition of the Company as of such dates and the results of operations for such periods, and are correct and complete in all material respects (except, in the case of the Most Recent Financial Statements, for normal year-end adjustments). The Company is not aware of any material modifications to the Financial Statements necessary to make those statements not false or misleading. The Most Recent Financial Statements reflect, as of the Most Recent Fiscal Month End, all debts, liabilities and obligations of any nature of the Company, contingent or otherwise, and whether due or to become due, including, but not limited to debts, liabilities or obligations on account of Taxes or other governmental charges (or penalties, interest, or fines thereon or with respect thereto) to the extent such items are required to be reflected on such statements under GAAP.


                  (h) Events Subsequent to Dates of Most Recent Financial Statements. Except as set forth at Section 4(h) of Annex I, since the date of the Most Recent Financial Statements, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, since that date:

                  (i) neither the Company nor any of its Subsidiaries has sold, leased, transferred, or assigned any of its respective assets, except for transactions involving less than $25,000 in the aggregate.


                  (ii) neither the Company nor any of its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than U.S. $100,000 or outside the Ordinary Course of Business;


                  (iii) neither the Company nor any of its Subsidiaries has canceled, compromised, or released any right or claim (or series of related rights and claims) either involving more than U.S. $50,000 or outside the Ordinary Course of Business;


                  (iv) neither the Company nor any of its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance);


                  (v) neither the Company nor any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such employment contract or agreement (oral or written) by which it is, respectively, bound or granted any increase in the base compensation of any of its respective directors, officers, and employees outside the Ordinary Course of Business, or adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its respective directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (vi) neither the Company nor any of its Subsidiaries has paid, discharged or satisfied any liability other than the payment, discharge or satisfaction of liabilities incurred in the Ordinary Course of Business;


                  (vii) neither the Company nor any of its Subsidiaries has mortgaged, pledged, or subjected (or agreed to subject) any of its assets, tangible or intangible, to any lien, claim, Security Interest or other encumbrance, except for liens for current personal and real property taxes not yet due and payable; and


                  (viii) neither the Company nor any of its Subsidiaries has committed to any of the foregoing.


                  (i) Undisclosed Financial Liabilities. Neither the Company nor any of its Subsidiaries has any financial Liability (and, to the Knowledge of the Company there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any financial Liability), except for (i) financial Liabilities set forth on the face of the balance sheet included as part of the Most Recent Financial Statements (rather than in any notes thereto) or set forth on Section 4(i) of Annex I and (ii) financial Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.


                  (j) Legal Compliance. Each of the Company and its Subsidiaries has complied in all material respects with all Local Law and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. The Company has adopted a strict policy that mandates compliance with the U.S. Foreign Corrupt Practices Act and has no Knowledge of any violations thereof by the Company, its Subsidiaries or their Affiliates or any Person employed by, representing or acting for any of the foregoing.

                  (k)      Tax Matters.


                  (i) All Taxes owed by the Company or any of its Subsidiaries have been paid or reserved for on its Most Recent Financial Statement. There are no Security Interests on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.


                  (ii) The Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.


                  (iii) There is no dispute or claim concerning any Tax Liability of the Company or any of its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which the Company has Knowledge based upon personal contact with any agent of such authority.


                  (iv) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet included as part of the Most Recent Financial Statements (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.


                  (l) Leases and Property Interests. Section 4(l) of Annex I identifies each lease, sublease, material easement, grant or similar instrument, including site leases for transmission and receiving equipment (showing the annual rental, expiration date, renewal and purchase options, if any, and the location of the real property covered by such lease or other agreement) under which the Company or any of its Subsidiaries has the right to use, hold or operate any real property owned by a third party (collectively, the "Leases") (the property covered by the agreements described in this Section 4(l) being referred herein as the "Leased Property"). The Leases: (a) are each in full force and effect and are each legal, valid and binding obligations of the Company or its Subsidiaries, as the case may be; and (b) will continue in effect after the Closing without the consent, approval or act of, or the making of any filing with, any other party. Neither the Company nor any of its Subsidiaries under any such Lease is in default in any material respect thereof or has received a notice of default thereunder which has not been cured.

                  (m)  Intellectual  Property.  The Company and its Subsidiaries
comply in all material respects with all Local Laws and regulations governing or relating to the Intellectual Property. Each item of Intellectual Property owned or used by the Company or any of its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company or its Subsidiaries on substantially identical terms and conditions immediately subsequent to the Closing hereunder.


                  (n) Material Contracts. Section 4(n) of Annex I lists the following Material Contracts and other agreements to which the Company or any of its Subsidiaries is a party:


                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of U.S. $50,000 per annum;


                  (ii) any agreement (or group of related agreements) for the purchase or sale of products, or personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to either of the Company or any of its Subsidiaries, or involves consideration in excess of U.S. $50,000;

                  (iii) any agreement (or group of related agreements) under which the Company or any of its Subsidiaries has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of U.S. $100,000 or under which any such party has imposed a Security Interest on any of its assets, tangible or intangible;


                  (iv) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;


                  (v) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of U.S. $100,000 or providing severance benefits;


                  (vi) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees; or


                  (vii) any agreement not otherwise disclosed on Annex I under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company or its Subsidiaries or any other agreement (or group of related agreements) the performance of which involves consideration in excess of U.S. $100,000, and all agreements relating to the Channels, Permits, and Channel Licenses.


The Company has delivered (or will deliver prior to Closing) to Investor a correct and complete copy of each written agreement listed in Section 4(n) of Annex I (as amended to date). With respect to each Material Contract (including, but not limited to, those listed in Sections 4(n) of Annex I): (A) the agreement is legal, valid, binding, enforceable, and in full force and effect with respect to the Company or its respective Subsidiary; and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (B) to the Knowledge of the Company, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any provision of the agreement.

                  (o) Notes and Accounts Receivable. All notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the balance sheet included as part of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.


                  (p) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.


                  (q) Litigation. Section 4(q) of Annex I sets forth each instance in which the Company or any of its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(q) of Annex I could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of either of the Company or any of its Subsidiaries.


                  (r) Employees. To the Knowledge of the Company, no executive, key employee, or group of employees of either the Company or any of its Subsidiaries has any plans to terminate employment with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes.

                  (s) Employee Benefits. Section 4(s) of Annex I lists each Employee Benefit Plan that the Company or any of its Subsidiaries maintains or to which the Company or any of its Subsidiaries contributes. Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of Local Law, and has filed or distributed all required reports and descriptions with respect to each such Employee Benefit Plan. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an employee pension benefit plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries.


                  (t)   Guaranties.   Neither   the   Company  nor  any  of  its
Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.


                  (u) Environment, Health, and Safety. Each of the Company and its Subsidiaries has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Company and its Subsidiaries has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (v) Brokers' Fees. Neither the Company nor any of its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.


                  (w) Insurance. The Company has insurance coverages that it believes are adequate to protect its assets and Business. All such policies are listed on Section 4(w) of Annex I and are in full force and effect.


                  (x) Governmental Filings. To the Knowledge of the Company, all material governmental reports required by Local Law to be filed by the Company and its Subsidiaries or which include or should include the Company and/or its Subsidiaries have been filed.


                  (y) Securities Filings. Attached as part of Section 4(y) to Annex I is the Company's report on Form 10-KSB for the fiscal year ended December 31, 1996, as amended and the Company's reports on Form 10-QSB for the periods ended March 31, 1997, June 30, 1997, and September 30, 1997, all as filed with the Securities and Exchange Commission. No such filing contains a material misstatement or omits to state a material fact required to make the statements therein not misleading.


                  (z) Annexes. The Annexes attached to this Agreement are true and correct in all material respects as of the date of their preparation and, after being updated, if necessary, will be true and correct in all material respects as of the Closing Date.


         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.


                  (a) General. Each of the Parties will use its Best Efforts to take all action and to do all things necessary in order to make effective the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

                  (b) Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its Best Efforts to obtain any authorizations, consents, and approvals of Local Authority in connection with the matters referred to in Section 3 and Section 4 above.


                  (c) Operation of Business. Neither the Company nor or any of its Subsidiaries will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company or any of its Subsidiaries will not engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above.


                  (d) Preservation and Conduct of Business. The Company and each of its Subsidiaries will keep its respective business and properties substantially intact, including its respective present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees. Notwithstanding the generality of the foregoing, the Company and each of its Subsidiaries shall operate and carry on their businesses in the Ordinary Course of Business except as contemplated herein.


                  (e) Full Access. The Company and its Subsidiaries will permit representatives of Investor to have full and complete access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries for the purpose of enabling the Investor or its representatives to verify the accuracy of the representations and warranties contained herein, to verify that the covenants of the Company in this Agreement have been complied with and to determine whether the conditions to Investor's performance set forth herein have been satisfied.

                  (f) Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement any Annex hereto or prevent or cure any misrepresentation, breach of warranty, or breach of covenant.


         6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.


                  (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of additional instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below).


                  (b) Litigation Support. If and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or any of its Subsidiaries, the other Party will cooperate with it or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 9 below).

         7. Confidentiality. Each Party will treat as confidential and hold as such all of the Confidential Information of the other Party, and refrain from using any of the Confidential Information except in connection with this Agreement and the ongoing operations of the Company and its Subsidiaries. If any Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information of the other Party, that Party will notify the other Party promptly of the request or requirement so that such other Party (on its own behalf by or through the action of the Company or its Subsidiaries) may seek an appropriate protective order or waive compliance with the provisions of this Section 7. If, in the absence of a protective order or the receipt of a waiver hereunder, any Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use its Best Efforts to obtain, at the request of the other Party (on its own behalf by or through the action of the Company or its Subsidiaries, or otherwise), an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as such other Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.


         8.       Conditions to Obligation to Close.


                  (a) Conditions to Obligation of Investor. The obligation of Investor to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or waiver of the following conditions:


                           (i) the  representations  and warranties set forth in
Section 4 above shall be true and correct in all material respects at and as of the Closing Date;


                           (ii) The Company  shall have  performed  and complied
with all of its covenants hereunder in all material respects through the Closing Date;


                           (iii) The  Company  and its  Subsidiaries  shall have
procured any third party consents specified in Section 5(b) above and shall deliver to the Investor the following documents, each of which shall be appropriately executed other than by the Investor: (A) a Voting Agreement in the form of Exhibit "B" hereto, and (B) an opinion of the Company's legal counsel, Parsons Behle & Latimer, in the form of Exhibit "C" hereto;

                           (iv) no action,  suit, or proceeding  shall have been
instituted before any court or quasi-judicial or administrative agency of any national, federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;


                           (v) The Company  shall have  delivered  to Investor a
certificate  to the effect that (A) each of the  conditions  specified  above in
Section 8(a)(i)-(iv) (other than the deliveries under Section 8(a)(iii)) are satisfied in all respects, and (B) the Company is not aware of any material modifications to the Most Recent Financial Statements necessary to make those statements not false or misleading; and


                           (vi)  all   applicable   waiting   periods  (and  any
extensions thereof) under applicable law shall have expired or otherwise been terminated and the Company and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 5(b) relating to the Company and its Subsidiaries.

The Investor may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing. At the Closing, assuming the satisfaction, or waiver by the Investor, of the conditions set forth in this Section 8(a), the Investor shall deliver to the Company the Purchase Price.


                  (b) Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or waiver of the following conditions:

                           (i) the  representations  and warranties set forth in
Section 3 above shall be true and correct in all material respects at and as of the Closing Date;


                           (ii) the Investor  shall have  performed and complied
with all of its covenants hereunder in all material respects through the Closing Date;


                           (iii) no action,  suit, or proceeding shall have been
instituted before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;


                           (iv) Investor  shall have  delivered to the Company a
certificate to the effect that each of the conditions specified in Section 8(b)(i)-(iii) are satisfied in all respects, and deliver an opinion of counsel for the Investor, in the form of Exhibit "D"; and


                           (v)  all   applicable   waiting   periods   (and  any
extensions thereof) under applicable law shall have expired or otherwise been terminated and the Investor shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 5(b) relating to the Investor.


The Company may waive any condition specified in this Section 8(b) if it executes a writing so stating at or prior to the Closing. At the Closing, assuming the satisfaction, or waiver by the Company, of the Conditions set forth in this Section 8(b), the Company shall deliver to the Investor one or more certificates representing the Shares.

         9.       Indemnification.


                  (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties shall survive the Closing hereunder and continue in full force and effect for three years, subject to earlier termination by applicable statute of limitations.


                  (b) Indemnification Provisions for Benefit of Investor. If the Company breaches (or if any third party alleges facts that, if true, would mean the Company has breached) any of its representations, warranties, agreements and covenants contained herein and, if there is an applicable survival period pursuant to Section 9(a) above, provided that Investor makes a written claim for indemnification against the Company within 30 days of the expiration of such survival period, then the Company agrees to indemnify Investor from and against the entirety of any Adverse Consequences Investor may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Investor may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Company shall not have any obligation to indemnify Investor from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation, warranty, agreement or covenant of the Company contained herein until Investor has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $175,000 aggregate threshold, provided, further, that the Company's obligation to indemnify Investor shall not exceed the Purchase Price.


                  (c) Indemnification Provisions for Benefit of the Company. If Investor breaches (or if any third party alleges facts that, if true, would mean Investor has breached) any of its representations, warranties, agreements and covenants contained herein, and, if there is an applicable survival period pursuant to Section 9(a) above, provided that the Company makes a written claim for indemnification against Investor within 30 days of the expiration of such survival period, then Investor agrees to indemnify the Company from and against the entirety of any Adverse Consequences the Company may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Company may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Investor shall not have any obligation to indemnify the Company from and against any Adverse Consequences resulting from, or arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation, warranty, agreement or covenant of the Investor contained herein until the Company has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $175,000 aggregate threshold.

                  (d)      Matters Involving Third Parties.


                           (i) If any third  party  shall  notify any Party (the
"Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.


                           (ii) Any  Indemnifying  Party  will have the right to
defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                           (iii) So long as the Indemnifying Party is conducting
the defense of the Third Party Claim in accordance with Section  9(d)(ii) above,
(A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).


                           (iv) In the event any of the  conditions  in  Section
9(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the
Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.


                           (v) A claim  by a Party  for  indemnification  is the
Party's only right to recover damages for breach of any provision of this Agreement.

                  10. Tax Matters. The following provisions shall govern the allocation of responsibility for certain tax matters following the Closing Date:
(i) the parties agree to use their Best Efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby); (ii) each of the parties will provide the other party with all tax information that either party may be required to report pursuant to applicable law; (iii) all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any gains tax, transfer tax and any similar tax imposed by state, local or municipal governments or their subdivisions), shall be paid by Investor when due, and Investor will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law (but only if so required), Investor will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.


         11.      Termination.


                  (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:


                           (i)  Investor  and the  Company  may  terminate  this
Agreement by mutual written consent at any time prior to the Closing;


                           (ii) Investor may terminate  this Agreement by giving
written notice to the Company at any time prior to the Closing (A) if the Company has breached any material representation, warranty, or covenant contained in this Agreement applicable to it in any material respect, Investor has notified the Company of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 23, 1998, by reason of the failure of any condition precedent under Section 8(a) hereof (unless the failure results primarily from Investor itself breaching any representation, warranty, or covenant contained in this Agreement); and

                           (iii) The Company may  terminate  this  Agreement  by
giving written notice to Investor at any time prior to the Closing (A) if Investor has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified Investor of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 23, 1998, by reason of the failure of any condition precedent under Section 8(b) hereof (unless the failure results primarily from the Company itself breaching any representation, warranty, or covenant contained in this Agreement).


                           (b) Effect of  Termination.  If any Party  terminates
this Agreement pursuant to Section 11(a) above, all rights and obligations of the Parties hereunder (other than their obligations under Section 7) shall terminate without any Liability of any Party to any other Party, except for any Liability of any Party resulting from a breach that occurs prior to the termination.


                           (c) Specific  Performance.  Nothing in this Agreement
shall be interpreted to preclude either Party's right to seek and obtain specific performance of the terms of this Agreement.


                           (d)  Other  Remedy.  In lieu of  pursuing  any  other
remedy set forth herein, if either Party shall have satisfied each of the conditions to Closing required of it under the provisions of Section 8 above and the other Party shall fail or refuse to proceed to Closing, then, in addition to its right to terminate this Agreement, the non-breaching Party shall be entitled to elect to recover from the breaching Party, and the breaching Party shall pay and reimburse the non-breaching Party upon written demand therefor as liquidated damages, for the costs and expenses incurred by the non-breaching Party (including, but not limited to, the expenses of travel and lodging, attorney fees and the fees and expenses of accountants and auditors) in negotiating the terms of this Agreement and its related and ancillary agreements, not to exceed, in the aggregate, $100,000.

         12. Affirmative Covenants. Unless waived in writing by the Investor, the Company covenants and agrees with the Investor that the Company will do and perform as provided in the following subsections. These covenants will expire immediately preceding the closing of the first firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or its small business issuer equivalent or their successors forms) filed with the Securities and Exchange Commission under the Securities Act, pursuant to which the net proceeds to the Company are at least $15 million.


                  (a) Future Issuances of Securities. Unless approved by two-thirds of the members of the Company's Board of Directors, the Company shall not issue any of its securities (other than securities with no equity feature) except for securities issued (i) as a stock dividend or upon any subdivision of shares of the Company's equity securities; provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of such equity security, (ii) pursuant to subscriptions, warrants, options, convertible securities or other rights which are listed on Annex II as being outstanding on the Closing Date, or (iii) pursuant to the exercise of options, approved and granted by the Compensation Committee of the Board of Directors, a majority of whom are outside directors, to purchase equity securities of the Company granted to employees of the Company, not to exceed in the aggregate 10% of the issued and outstanding securities of the Company on a Common Share Equivalent Basis assuming the exercise of all outstanding options and warrants, the issuance of the Shares contemplated hereunder and the issuances of the Company's securities under the Permitted Stock Transactions, or (iv) pursuant to the Permitted Stock Transactions (such exempt securities and transactions hereafter being referred to as "Preemptive Right Exemptions").

In the event of any approved issuance of securities, the Investor shall have a preemptive right to acquire the number of shares of such equity securities proposed to be issued in an amount proportional to its then percentage ownership of the Company's outstanding securities, on the same date and on the same terms and conditions with which the proposed issuance shall occur. The Investor shall have no preemptive right with respect to the Preemptive Right Exemptions, with respect to (i) shares issued as compensation to directors, officers, agents or employees of the Company, its subsidiaries or affiliates; (ii) shares issued to satisfy rights of conversion or options created to provide compensation to directors, officers, agents or employees of the Company, its subsidiaries or affiliates; or (iii) shares sold otherwise than for money. The Investor's preemptive right shall be voluntary, not mandatory, and is waivable in writing. Any waiver evidenced by a writing shall be irrevocable, even though it is not supported by consideration.


                  (b) Use of Proceeds. Prior to June 30, 1998, the Company shall use and expend the proceeds from the sale of the Shares hereunder only for such purposes as shall be set forth on the proposed budget attached hereto as Annex III, or in the event of any modification thereto approved by two-thirds or more of the Company's Board of Directors, in accordance with such modified budget.


                  (c) Restrictions. Unless approved by two-thirds or more of the members of the Company's Board of Directors, the Company shall not: (i) declare or set aside any portion of the Company's funds or securities for a distribution as dividends, (ii) set, determine or establish fees payable to members of the Company's Board of Directors for services rendered to the Company in that capacity, (iii) materially change remunerations in money and/or benefits for its executive officers, (iv) modify, in any material respect, the Business, (v) incur or enter into any financial indebtedness in excess of $500,000 in any single instance, or pledge a substantial portion of its assets or shares, (vi) merge, consolidate or liquidate the Company, (vii) sell all or substantially all of the Company's assets or properties, or (viii) vote to amend the Company's articles of incorporation or its bylaws.

                  (d) Holding Company Board Membership. In the event of the formation by the Company and/or its shareholders of a corporation which is held 100% by the Company and/or its shareholders (a "Holding Company"), the Company shall vote its interest in the Holding Company at any meeting relating to the election of a Board of Directors for the Holding Company in such a manner as to insure that the Holding Company does not have a different board member constitution than the Company and in a manner which will require the same voting requirements and other business limitations to be applicable to the operation and conduct of the business of the Holding Company as are set forth in Sections 12(a) and 12(b).


                  (e) Interested Party Transactions. No contract or transaction between the Company and any one or more of its directors or officers (or any corporation, firm or entity in which one or more of its directors or officers are employees or directors or are financially interested) shall be authorized by the Company's Board of Directors unless a majority of the disinterested directors authorize, approve or ratify that contract or transaction, except as is or has been otherwise disclosed in the Company's Form 10-KSB filed with the Securities and Exchange Commission, the Financial Statements and the notes thereto, or the Disclosure Annexes.


         13.      Sale by D'Ambrosios.


                  (a) If any or all of the D'Ambrosios shall determine to effect a sale of more than fifty percent (50%) of their collective holdings in the Company to one or more parties other than the D'Ambrosios, the Investor shall be entitled to sell its shares to such third parties, in accordance with the provisions of this Section (such a sale by the D'Ambrosios being herein referred to as a "Disposition").


                  (b) At least 20 days prior to a Disposition, the D'Ambrosios shall provide the Investor notice setting forth a description of the terms of such Disposition in reasonable detail. The Investor may, by notice to the D'Ambrosios within 10 days of its receipt of the D'Ambrosios' notice, require the D'Ambrosios to include, in such Disposition, shares owned by the Investor. The number of Shares owned by the Investor to be included in any such Disposition shall be equal to the product of (i) the quotient determined by dividing the percentage of Shares owned by the Investor (on a fully diluted basis) by the aggregate percentage of shares owned by the D'Ambrosios and the Investor, multiplied by (ii) the number of shares to be sold in the Disposition. All Shares included in a Disposition shall be sold and disposed of at the same price per share and upon the same terms and conditions.

                  (c) In connection with a Disposition in which Shares of the Investor are to be sold, the D'Ambrosios may require the Investor to enter into agreements with the purchase or purchaser containing (i) terms and conditions relating to the sale that are substantially similar to the terms and conditions of the agreement that the D'Ambrosios have executed or will execute in connection with such Disposition, and (ii) representations and warranties to the effect that, except as specifically disclosed to the purchaser or purchasers in writing, the Investor does not have knowledge that any representation or warranty made by the Company or the D'Ambrosios in connection with such Disposition was untrue in any material respect when made or is untrue in any material respect as of the closing.


The provisions of this Section 13 shall terminate immediately preceding an initial public offering described in Section 12.


         14.      Miscellaneous.


                  (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Investor and the Company; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its Best Efforts to advise the other Party and afford such Party an opportunity to comment prior to making the disclosure).

                  (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.


                  (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral (including, specifically, any letter of intent or letter or understanding between the Parties), to the extent they related in any way to the subject matter hereof.


                  (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Investor and Sellers; provided, however, that Investor may
(i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Investor nonetheless shall remain responsible for the performance of all of its obligations hereunder).


                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For purposes of this Agreement, the delivery of a counterpart signature by telephonic facsimile transmission shall be deemed the equivalent of the delivery of an original counterpart signature.

                  (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


                  (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when actually received, if personally delivered or sent by reputable air courier (such as Federal Express or DHL) and addressed to the intended recipient as set forth below:


         If to the Company:

         Lance D'Ambrosio
         Wireless Cable & Communications, Inc.
         102 West 500 South, Suite 320
         Salt Lake City, Utah
         Fax: (801) 532-6060


         Copy to:

         J. Gordon Hansen, Esq. or
         Scott R. Carpenter, Esq.
         Parsons Behle & Latimer
         201 South Main Street, Suite 1800
         Salt Lake City, Utah  84111
         Fax: (801) 536-6111


         If to Investor:

         Fondelec Essential Services Growth Fund, L.P.
         333 Ludlow Street
         Stamford, Connecticut  06902


         Copy to:
         Morris Orens
         Sheriff, Friedman
         919 3rd Avenue, 20th Floor
         New York, New York  10022
         Fax:  (212) 758-9526

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. Any notice to Fondelec Essential Services Growth Fund, L.P. hereunder shall constitute notice to the Investor and Pinon Management Corp.


                  (h) Governing Law. EXCEPT FOR ISSUES AND DISPUTES RELATING TO THE INTELLECTUAL PROPERTY, WHICH SHALL BE GOVERNED BY LOCAL LAW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.


                  (i) Amendments and Waivers. This Agreement may be amended, extended or modified by a writing signed by Investor and the Company. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.


                  (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.


                  (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.


                  (m) Incorporation of Exhibits and Annexes. The Exhibits and Annexes identified in this Agreement are incorporated herein by reference and made a part hereof.


                  (n)      Disputes.


                  (i) The provisions of this Section 14(n) shall be the sole and exclusive remedy for any default under or breach by any Party of any term or provision of this Agreement, and no claim may be brought under this Agreement except in accordance with and pursuant to these terms. In the event there is a dispute under this Agreement, the Parties shall meet with one another and diligently attempt to resolve their disagreements. If they are unable to do so, then upon request of either Party to the dispute, they will mediate the dispute, utilizing an impartial mediator pursuant to the rules of the American Arbitration Association ("AAA") or any other reputable organization that sponsors mediation upon which the Parties shall mutually agree. If, after 30 days, the mediation is not successful, then either Party to the dispute may bring arbitration to resolve the dispute as contemplated in this Section 14(n).


                  (ii) Assuming negotiations and mediation are unsuccessful, any Party to the dispute may submit the disagreement to binding arbitration by making a written demand for arbitration. The arbitration shall occur before a single arbitrator in Miami, Florida, and shall be governed by the commercial arbitration rules of the AAA. To assure predictability, the arbitrator shall be an attorney at law selected by the Parties (with the assistance of the AAA if necessary) with experience in telecommunication issues and commercial transactions. The arbitrator shall base the decision on applicable principles of law and equity and judicial precedent and, on request of a Party, will include in the award findings of fact and conclusions of law upon which the award is based. The arbitrator may grant such legal or equitable relief as he or she deems to be appropriate, including money damages, specific performance and injunctive relief.


                  (iii) Questions of whether the dispute is subject to arbitration shall also be decided by the arbitrator. Within 10 days after the appointment of the arbitrator, each Party to the dispute shall present to the arbitrator a written statement of the issues in dispute. Within 5 days thereafter, the arbitrator shall give notice to the Parties of a preliminary hearing to discuss the issues, which hearing will occur approximately 10 days thereafter. The final arbitration hearing will occur within 90 days after the arbitration is initiated. Prior thereto, there will be limited discovery as approved by the arbitrator at the preliminary hearing, including no more than two depositions per Party.

         (iv) Any Party may request and obtain from a court of competent jurisdiction provisional or ancillary remedies for relief such as an injunction or the appointment of a receiver, but the institution of a judicial proceeding will not constitute a waiver of the right of a Party to submit a dispute to arbitration. Judgment upon an arbitration award may be entered in any court having jurisdiction. Subject to the award of the arbitrator, each Party shall pay an equal share of the arbitrator's fees, except the arbitrator shall have the power to award all expenses (including attorney's fees and costs) to the prevailing Party, as determined by the arbitrator. All matters relative to the arbitration, including the result thereof, shall be maintained as confidential by all Parties to this Agreement.


                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written. COMPANY:



                                        Wireless Cable & Communications, Inc.


                                         By: /s/ Lance D'Ambrosio
                                         Its: CEO


                                         For the limited purposes
                                         of Section 13 hereof:

                                          /s/ George D'Ambrosio
                                          George D'Ambrosio


                                         /s/ Lance D'Ambrosio
                                         Lance D'Ambrosio


                                         /s/ Troy D'Ambrosio
                                         Troy D'Ambrosio

                                         INVESTOR:

                                   Fondelec Essential Services Growth Fund, L.P.

                                    By:     Fondelec E.S.G.P. Corp.,
                                    Its     Director


                                            By: /s/ Tom Cauchois
                                                Tom Cauchois

                                            Its: Director



                                   Pegasus Fund, L.P.

                                   By:  Pegasus Management Corporation
                                   Its:  General Partner



                                             By: /s/ Tom Cauchois
                                                 Tom Cauchois

                                             Its President